Exhibit (1)(g)

BLACKROCK MUNIYIELD QUALITY FUND, INC.

ARTICLES OF AMENDMENT

AMENDING THE ARTICLES SUPPLEMENTARY ESTABLISHING

AND FIXING THE RIGHTS AND PREFERANCES

OF VARIABLE RATE DEMAND PREFERRED SHARES

This is to certify that:

First:          The charter of BlackRock MuniYield Quality Fund, Inc., a Maryland corporation (“Corporation”), is amended by these Articles of Amendment, which amend the Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated September 13, 2011, as previously amended by the Articles of Amendment, dated October 22, 2015, and the Articles of Amendment, dated March 15, 2019 (together, the “Articles Supplementary”).

Second:         Appendix A to the Articles Supplementary is hereby amended pursuant to Appendix A attached hereto.

Third:          The amendment to the charter of the Corporation as set forth above in these Articles of Amendment has been duly advised by the board of directors of the Corporation and approved by the stockholders of the Corporation as and to the extent required by law and in accordance with the charter of the Corporation.

Fourth:         As amended hereby, the charter of the Corporation shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, BlackRock MuniYield Quality Fund, Inc. has caused these Articles of Amendment to be signed as of February 28, 2020, in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and, to the best of such person’s knowledge, information, and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

BLACKROCK MUNIYIELD QUALITY
FUND, INC.

By: /s/ Jonathan Diorio
Name: Jonathan Diorio
Title: Vice President

ATTEST:

/s/ Janey Ahn

Name: Janey Ahn

Title: Secretary

APPENDIX A

[Attached]

BLACKROCK MUNIYIELD QUALITY FUND, INC.

(THE “FUND”)

SERIES W-7

VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP SHARES”)

CUSIP No. 09254F704*

Amendment to Notice of Special Rate Period

February 12, 2020

BlackRock MuniYield Quality Fund, Inc.

100 Bellevue Parkway

Wilmington, Delaware 19809

To: Addressees listed on Schedule 1 hereto

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated September 13, 2011 (the “Articles Supplementary”), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the last day of the Special Rate Period has been extended from April 15, 2020 to April 15, 2021 in accordance with the terms of the Amended and Restated Notice of Special Rate Period, dated March 15, 2019 (the “Notice of Special Rate Period”).

The last day of the Special Rate Period shall be April 15, 2021, or such later date as the Special Rate Period may be extended pursuant to the terms of the Notice of Special Rate Period.

As of April 15, 2020, the section entitled “Special Redemption Provisions” in the Notice of Special Rate Period is hereby deleted in its entirety.

As of April 15, 2020, the definition of “Base Rate” in the Notice of Special Rate Period is hereby deleted in its entirety and replaced with the following:

“Base Rate” means, with respect to an SRP Calculation Period, the SIFMA Municipal Swap Index on the SRP Calculation Date for such SRP Calculation Period.

As of April 15, 2020, the definition of “LIBOR Rate” in the Notice of Special Rate Period is hereby deleted in its entirety.

As of April 15, 2020, the definition of “Ratings Spread” in the Notice of Special Rate Period is hereby deleted in its entirety and replaced with the following:

* NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

2

“Ratings Spread” means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody’s, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

Moody’s/Fitch	Percentage
Aaa/AAA	0.84%
Aa3/AA- to Aa1/AA+	1.20%
A3/A- to A1/A+	2.00%
Baa3/BBB- to Baa1/BBB+	3.00%
Non-investment grade or Unrated	4.00%

Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Articles Supplementary and the Notice of Special Rate Period.

[Signature Page Follows]

3

IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate Period as of the date first written above.

BLACKROCK MUNIYIELD QUALITY
FUND, INC.

By: /s/ Jonathan Diorio

Name: Jonathan Diorio

Title: Vice President

[Signature Page – MQY Amendment to Notice of Special Rate Period]

Schedule 1

Recipients of this Notice of Special Rate Period

Bank of America, N.A.

One Bryant Park

1111 Avenue of the Americas, 9th Floor

New York, New York 10036

Attention: Thomas Visone; Mary Ann Olson

Telephone:   (212) 449-7358

Telecopy:    (646) 736-7286

Email: DG.Pfloats@bofa.com; thomas.visone@bofa.com; mary.ann.olson@bofa.com

BofA Securities, Inc.

One Bryant Park

1111 Avenue of the Americas

9th Floor

New York, New York 10036

Email: thomas.visone@bofa.com; dg.temm@baml.com

Attention: Thomas Visone

The Depository Trust Company

LensNotice@dtcc.com

[Signature Page – MQY Amendment to Notice of Special Rate Period]